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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the following Registration Statements of Newpark Resources, Inc. of our report dated March 1, 2004, with respect to the consolidated financial statements of Newpark Resources, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003:

    - Form S-8 No. 33-22291 (the Newpark Resources, Inc. 1988 Incentive Stock Option Plan);

    - Form S-8 No. 33-54060 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan);

    - Form S-8 No. 33-62643 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);

    - Form S-8 No. 33-83680 (the Newpark Resources, Inc. 1993 Non-Employee Directors' Stock Option Plan and the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);

    - Form S-8 No. 333-07225 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan and the Newpark Resources, Inc. 1993 Non-Employee Directors' Stock Option Plan, as amended);

    - Form S-8 No. 333-33624 (the Newpark Resources, Inc. 1999 Employee Stock Purchase Plan);

    - Form S-8 No. 333-39948 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan, as amended);

    - Form S-3 No. 333-39978 (shares of common stock issuable upon conversion of and as dividends on Series B Convertible Preferred Stock and upon exercise of a warrant); and

    - Form S-3 No. 333-53824 (shares of common stock issuable upon conversion of and as dividends on Series C Convertible Preferred Stock).

                                                          Ernst & Young LLP

New Orleans, Louisiana
March 9, 2003